Exhibit 99.1

TRANSGENOMIC SELLS RIGHTS TO SURVEYOR MUTATION DETECTION TECHNOLOGY
AND ASSETS TO INTEGRATED DNA TECHNOLOGIES, INC.

Selective Monetization of Research Market Assets Reflects Strategic Focus on Higher Growth
olecular Diagnostics and Personalized Medicine Sectors

OMAHA, Neb. (July 2, 2014) -- Transgenomic, Inc. (NASDAQ: TBIO), a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases through advanced diagnostic tests and clinical and research services, today announced that it has entered into an agreement to sell to Integrated DNA Technologies, Inc. (IDT) the rights to Transgenomic’s SURVEYOR Nuclease technology and assets for a minimum of $4.25 million. SURVEYOR Mutation Detection Kits provide researchers with a simple, robust and versatile method to detect mutations and polymorphisms in DNA from a variety of organisms.

Under the terms of the agreement, IDT will make an upfront payment of $3.65 million and additional minimum payments of $0.6 million or more to Transgenomic during the first year of the agreement. Transgenomic will transfer rights to the SURVEYOR patents, license, technology, know-how and trademarks to IDT, as well as all inventory of the product. As part of the agreement, IDT will exclusively sublicense rights for all clinical and diagnostic applications of the SURVEYOR technology back to Transgenomic. Further terms of the agreement were not disclosed.

Paul Kinnon, President and Chief Executive Officer of Transgenomic, commented, “The sale of SURVEYOR Nuclease technology to IDT for the non-core research market allows us to focus more of our resources on commercialization efforts in our Patient Testing, Biomarker Identification, and Genetic Assays and Platforms business units. By licensing back exclusive rights to clinical and diagnostic uses of the technology, we have ensured we will have continued access to SURVEYOR in high value clinical and pharmaceutical services applications. The monetization of this asset will also contribute to our expedited development and commercialization efforts for ICE COLD-PCRTM, Transgenomic’s groundbreaking technology that enables the detection and monitoring of actionable mutations in cancer patients using non-invasive liquid biopsies.”

Dr. Joseph Walder, IDT’s founder and Chief Executive Officer, noted, “IDT has a well-earned reputation as an innovator and leader in the production of nucleic acid products for researchers worldwide. The SURVEYOR Nuclease Detection Kits are a natural addition to our growing product line, and we are delighted to have acquired rights to the technology from Transgenomic.”

The SURVEYOR Nuclease technology was originally developed by Fox Chase Cancer Center, which licensed exclusive rights to Transgenomic. The key component of SURVEYOR Mutation Detection Kits is a proprietary nuclease enzyme that cleaves DNA at points where any type of DNA sequence variation exists. The resulting DNA fragments can then be analyzed using a variety of analytic platforms found in genetic testing laboratories globally.

About Transgenomic

Transgenomic, Inc. is a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases through advanced diagnostic technologies, such as its revolutionary ICE COLD-PCRTM and its unique genetic tests provided through its Patient Testing business. The company also provides specialized clinical and research services to biopharmaceutical companies developing targeted therapies and sells equipment, reagents and other consumables for applications in molecular testing and cytogenetics. Transgenomic’s diagnostic technologies are designed to improve medical diagnoses and patient outcomes.

About IDT

Integrated DNA Technologies, Inc. (IDT) is the largest supplier of custom nucleic acids in the world, serving academic, government, and commercial researchers in biotechnology, clinical diagnostics, and pharmaceutical development. IDT's primary business is the manufacture of custom, synthetic DNA and RNA oligonucleotides. Today, IDT synthesizes and ships an average of 44,000 custom oligos per day to more than 82,000 customers worldwide. IDT manufacturing locations include facilities in Coralville, Iowa; San Diego, California; Leuven, Belgium; and Singapore.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Contacts:

Media Contact:

BLL Partners LLC

Barbara Lindheim, 212-584-2276 blindheim@bllbiopartners.com

Investor Contact:

Argot Partners

Susan Kim, 212-600-1902 susan@argotpartners.com

Company Contact:

Mark Colonnese

Executive Vice President and Chief Financial Officer

203-907-2242 investorrelations@transgenomic.com